AMENDMENT NO. 1
TO
Amended and Restated KBR, Inc.
2006 Stock and Incentive Plan
(As Amended and Restated Effective as of May 19, 2021)

The Amended and Restated KBR, Inc. 2006 Stock and Incentive Plan, as amended and restated effective as of May 19, 2021 (the “Plan”) of KBR, Inc., a Delaware corporation (the “Company”), is hereby amended pursuant to Article XIV thereof, as follows:
1. The definition of “Minimum Criteria” in Paragraph (u) of Article II is hereby deleted and replaced it in its entirety with the following:
(u) “Minimum Criteria” means a Restriction Period that, (i) for a Restricted Stock Award, Restricted Stock Unit Award, Stock Value Equivalent Award, or a Performance Award denominated in Common Stock granted prior to September 17, 2025, is not less than three years from the date of grant of such Restricted Stock Award, Restricted Stock Unit Award, Stock Value Equivalent Award, or a Performance Award denominated in Common Stock and (ii) for a Restricted Stock Award, Restricted Stock Unit Award, Stock Value Equivalent Award, or a Performance Award denominated in Common Stock granted on or after September 17, 2025, is not less than one year from the date of grant of such Restricted Stock Award, Restricted Stock Unit Award, Stock Value Equivalent Award, or a Performance Award denominated in Common Stock.
2. The second sentence of Paragraph (a) of Article IX is hereby deleted and replaced in its entirety with the following:
“An Award granted prior to September 17, 2025 which provides for the lapse of restrictions on shares applicable to such Award in equal annual installments over a period of at least three years from the date of grant shall be deemed to meet the Minimum Criteria.”
3. The second sentence of Paragraph (a) of each of Article X and Article XII is hereby deleted and replaced in its entirety with the following:
“An Award granted prior to September 17, 2025 which provides for the lapse of restrictions applicable to such Award in equal annual installments over a period of at least three years from the date of grant shall be deemed to meet the Minimum Criteria.”
4. The second sentence of Paragraph (c) of Article XI is hereby deleted and replaced in its entirety with the following:
“A Performance Award denominated in Common Stock granted prior to September 17, 2025 that provides for the lapse of restrictions applicable to such Award in equal annual installments over a period of at least three years from the date of grant shall be deemed to meet the Minimum Criteria.”

Any capitalized terms used by not otherwise defined herein shall have the meaning ascribed to them in the Plan. Except as expressly amended herein, the Plan and all of the provisions contained therein shall remain in full force and effect.

Date approved by the Board of Directors: September 17, 2025